Merger Agreement

         THIS MERGER AGREEMENT (this "Agreement") dated as of July 31, 1997, is entered into by Tsunami Acquisition Corp., an Arizona corporation (the "Merger Sub"), and CL Thomson- Vision Expedition, Inc., a California corporation (the "Company").

                              Background Statement

         The parties to this Agreement desire to effect a merger pursuant to which the Merger Sub will merge with and into the Company. The Company will be the surviving corporation, and the shareholders of the Company will receive common stock of Tsunami Capital Corporation, a Colorado corporation, as consideration for their shares in the Company.

                             Statement of Agreement

         In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINED TERMS

         1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, each Person that such Person directly or indirectly owns or controls, each Person that directly or indirectly owns or controls such Person, and each Person that is under common control with such Person. For the purpose of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement of Merger" means the Agreement of Merger substantially in the form attached as Exhibit A to this Agreement and any related filing with the Arizona Corporation Commission.

         "Applicable  Law" means,  as to any Person,  all  applicable  statutes,
codes,  laws,  ordinances,   rules,  orders,  decrees  and  regulations  of  any
Governmental Authority.

         "Assets" means all of the assets, rights, interests and properties of any nature whatsoever whether real, personal, tangible or intangible, and whether or not such asset, right, interest or property is treated as an asset under GAAP.

         "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday in either California or Colorado.

         "Closing"  means  the  closing  of  the  Merger,   as  identified  more
specifically in Article IV.

         "Closing Date" has the meaning given to it in Section 4.1.

         "Company Financial Statements" means, with respect to the Company, the unaudited statements of income and stockholders' equity for the years ended December 31, 1996 and 1995 and the unaudited balance sheets as of December 31, 1996 and 1995, together with the notes thereto, and the interim unaudited statements of income and stockholders' equity for the four-month period ended April 30, 1997 and the unaudited balance sheet as of April 30, 1997.

         "Contract"  means  any  agreement,   warranty,   indenture,   mortgage,
guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral.

         "Effective Time" has the meaning given to it in Section 2.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and interpreted from time to time.

         "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

         "Governmental Authority" means any nation, province, state or other political subdivision thereof, and any agency, natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

         "Merger" means the merger of the Merger Sub with and into the Company, as more specifically described herein.

         "Merger Sub" means Tsunami Acquisition Corp., an Arizona corporation.

         "Person" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

         "Securities Act" means the Securities Act of 1933, as amended and administratively and judicially interpreted from time to time.

         "Shares" has the meaning given to it Section 3.1.

         "Surviving Corporation" has the meaning given to it in Section 2.1.

         "Taxes" means all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including, without limitation, income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

         "TCC" means Tsunami Capital Corporation, a Colorado corporation.

         "TCC Financial Statements" means, with respect to TCC and the Merger Sub, the audited statements of income and stockholders' equity for the years ended October 31, 1996 and 1995 and the audited balance sheets as of October 31, 1996 and 1995, together with the notes thereto, and the interim unaudited statements of income and stockholders' equity for the quarter ended April 30, 1997 and the unaudited balance sheet as of April 30, 1997.

         "TCC Stock" means the common stock, no par value, of TCC.

                                   ARTICLE II.

                                   THE MERGER

         2.1. The Merger. At the Closing, and on the terms and subject to the conditions of this Agreement, the Company and the Merger Sub shall cause the Agreement of Merger to be executed and filed with the Secretary of State of California, and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby. Effective on the date and at the time of filing of the Agreement of Merger (the "Effective Time"), and subject to California Law, the Merger Sub shall merge with and into the Company, the separate existence of the Merger Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation").

         2.2. Articles of Incorporation. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation.

         2.3. Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of incorporation of the Surviving Corporation until further amended in accordance with applicable law.

                                  ARTICLE III.

                              CONVERSION OF SHARES

         3.1. Shares.

         (a) Except as provided in subsections (c) and (d) below, each share of capital stock of the Company issued and outstanding immediately prior to the Effective Time (the "Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into 8 duly authorized, validly issued and outstanding shares of TCC Stock.

         (b) Except as provided in subsections (c) and (d) below, all Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall at the Effective Time no longer be outstanding and shall cease to exist, and no former holder of Shares thereafter shall have any rights with respect to such Shares, except for such holder's rights as the holder of the TCC Stock into which such holder's Shares shall have been converted by virtue of the Merger.

         (c) Notwithstanding anything contained in this Section 3.1 to the contrary, (i) each Share held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and (ii) each Share which is a "dissenting share" under the California General Corporation Law shall not be converted into TCC Stock and shall have the rights of a dissenting share under such Law.

         (d) No fractional shares of TCC Stock shall be issued in connection with the Merger. If any holder of Shares otherwise has the right to receive
0.5000 or more of a share of TCC Stock in connection with the Merger, such holder shall receive one additional share of TCC Stock in exchange for such fractional interest; otherwise, such holder shall receive no additional shares or other consideration for such fractional interest.

         (e) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the date thereof. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation they shall be canceled.

         3.2. Stock Certificates. Certificates which represented Shares prior to the Effective Time shall, upon and after the Effective Time, represent the shares of TCC Stock into which the Shares formerly represented thereby were converted by virtue of the Merger. At and after the Effective Time, upon surrender by a Shareholder to the Surviving Corporation of certificates representing Shares, the Surviving Corporation shall promptly deliver, at its expense, to such Shareholder a certificate issued by TCC for the number of shares of TCC Stock into which the Shares formerly represented by the surrendered certificate were converted by virtue of the Merger. The record holder of the newly-issued certificate shall be the same as the record holder of the surrendered certificate unless the surrendered certificate is duly endorsed, or accompanied by a stock power or other appropriate transfer instrument duly executed, by such record holder. In the latter case, the issuance of the new certificate shall be subject to the surrendering holder's payment, or agreement to pay, any associated transfer tax.

         3.3. Shares of Merger Sub Stock. At the Effective Time, each issued and outstanding share of capital stock of the Merger Sub, by virtue of the Merger and without any action on the part of the holder hereof, shall be converted into one share of common stock of the Company.

                                   ARTICLE IV.

                                   THE CLOSING

         4.1. Closing. The Closing of the Merger shall take place at the offices of the Company at 5757 West Century Blvd., Suite 515, Los Angeles, CA 90045 on September 4, 1997, or on such other date or at such other location to which the Merger Sub and the Company may mutually agree (such date, the "Closing Date").

         4.2. Deliveries by the Company. At or by the Closing, the Company shall cause the following documents to be executed and delivered to the Company:

         (a) A copy of the articles of incorporation of the Company, certified by the California Secretary of State as of a recent date;

         (b) A copy of the bylaws of the Company as in effect as of the Closing, certified as true and complete by the Secretary of the Company;

         (c) The text of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified as true and complete by the Secretary of the Company;

         (d) Certificates of status of the Company issued by the California Secretary of State as of a recent date;

         (e) A certificate from the Secretary of the Company certifying (i) the changes in Schedule 5.1(b) and/or Schedule 5.1(e) contemplated by this Agreement, or that there have been none; (ii) whether or not the Company has taken any of the actions specified in Section 7.2(b) and, if so, describing the same; (iii) that nothing has occurred since the date of issuance of the certificate described in subsection (d) above that would affect the Company's corporate status; and (iv) the incumbency and genuine signatures of the officers of the Company who will execute documents at the Closing or who have executed this Agreement;

         (f) A certificate from the President of the Company certifying that the conditions set forth in Sections 9.3(a) and (b) have been fulfilled and that the Company is ready, able and willing to proceed with the Closing;

         (g) A certificate from the Secretary of the Company certifying that the holders of Shares have duly approved the Merger under the California General Corporation Law;

         (h) A copy of the permit issued by the California Department of Corporations following a hearing, as contemplated by Section 9.1(c); and

         (i)  All  other  documents,   certificates  and  instruments   required
hereunder to be delivered by the Company, or as may reasonably be requested by TCC or the Merger Sub at or prior to the Closing.

         4.3. Deliveries by the Merger Sub. At or by the Closing, the Merger Sub shall cause the following documents to be executed and delivered to the Company:

         (a) Copies of the articles of incorporation of TCC and the Merger Sub, certified as of a recent date by the Secretary of State of Colorado and Arizona Corporation Commission, respectively;

         (b) Copies of the bylaws of TCC and of the Merger Sub, each certified as true and complete by the Secretary of the respective corporation;

         (c) The text of the resolutions of the board of directors and the stockholder of the Merger Sub approving and authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified as true and complete by the Secretary of the Merger Sub;

         (d) Certificates of the corporate and tax status of TCC and of the Merger Sub, issued by the appropriate state government agencies as of a recent date;

         (e) Certificates from the Secretaries of TCC and the Merger Sub certifying, each as to his respective corporation, (i) that the corporation's articles of incorporation have not been amended since the date of the respective certificate described in subparagraph (a) above; (ii) that nothing has occurred since the date of issuance of the respective certificates described in subparagraph (d) above that would affect the corporation's corporate or tax status; and (iii) the incumbency and genuine signatures of the officers of the corporation who will execute documents at the Closing or who have executed this Agreement;

         (f) A certificate of the President of the Merger Sub certifying that the conditions set forth in Sections 9.2(a) and (b) have been satisfied and that TCC and the Merger Sub are ready, able and willing to proceed with the Closing;

         (g) Stock certificates representing the TCC Stock to be issued upon conversion of Shares represented by certificates which are being surrendered simultaneously with the Closing, each duly issued in the names of the respective Shareholder(s) entitled thereto;

         (h)  All  other  documents,   certificates  and  instruments   required
hereunder to be delivered by TCC or the Merger Sub, or as may reasonably be requested by the Company at or prior to the Closing.

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Merger Sub that the statements contained in this Article V are correct as of the date of this Agreement.

         5.1 The Company.

         (a) Organization; Foreign Qualifications; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of California and is duly qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions in which the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, assets or condition of the Company. The Company has full power and authority under applicable corporate law to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

         (b) Capitalization and Stock Ownership. Schedule 5.1(b) sets forth the number and ownership of all issued and outstanding shares of capital stock of the Company, all of which have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 5.1(b), there are no shares of capital stock or other equity securities of any of the Company outstanding, and no outstanding warrants, options, agreements, convertible or exchangeable securities with respect to any securities of the Company or any other commitments or arrangements to issue, sell, purchase, return or redeem any securities of any of them.

         (c) Voting Agreements; Registration Rights. The Company is not a party to, nor is the Company aware of, any voting or other agreement with or among any holders of its securities relating to the election or removal of directors of the Company or the exercise of any other voting rights, or granting any Person any preemptive rights, rights of first refusal, options, buy-sell rights or other rights to compel or restrict the transfer of securities of the Company other than pursuant to applicable securities laws. The Company has not granted any Person the right to compel the Company to register any of its securities or to include any securities held by such Person in any registration of its securities under the Securities Act or under any state securities laws.

         (d) Corporate Records. Complete and accurate copies of the articles of incorporation and bylaws of the Company have been delivered to the Merger Sub. The stock book of the Company contains complete and accurate records of the record share ownership of the issued and outstanding shares of stock of the Company.

         (e) No Subsidiaries. Except as stated in Schedule 5.1(e), the Company does not own, directly or indirectly, capital stock or other equity interests in any subsidiary, nor is the Company a general partner in any partnership or a joint venturer in any joint venture. Schedule 5.1(e) shall be subject to change in the course of the Company's continuing and expanding its travel and travel-related business.

         (f) Authority Relative to this Agreement. The Company has the power and authority under applicable corporate law to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to the approval of the Merger by the Company's shareholders, the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity).

         (g) Consents and Approvals, No Violations. There is no requirement (other than the filing of the Agreement of Merger) applicable to the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and its compliance with the terms hereof will not (A) conflict with any provisions of the articles of incorporation or bylaws of the Company; (B) violate or result in a default (or, by its terms, give rise to any liens or right of termination, cancellation or acceleration) pursuant to the terms of any Contract to which the Company is a party, which violation, default or right of termination, cancellation or acceleration would have a material adverse effect on the business, assets, financial condition or operations of the Company, or (C) violate any Applicable Law.

         5.2. Assets. The Company owns good, valid and marketable title to all of its assets free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except for such mortgages, liens, security interests or encumbrances arising in the course of continuing and/or expanding the Company's travel and travel-related business which, in the aggregate, do not materially affect the value or utility of the Company's assets or operations. The assets owned, licensed and leased by the Company are sufficient to conduct its business as presently conducted.

         5.3. Interests in Real Property. The Company does not have any interest in any real property, whether as owner, operator, lessor, mortgagee or otherwise, except for its leasehold interest in its office and administrative facilities located in Los Angeles, San Francisco, Monterey Park, Westminister and San Diego, California, New York, New York, Las Vegas, Nevada, Chicago, Illinois, and Honolulu, Hawaii.

         5.4. Absence of Undisclosed Liabilities. The Company does not have any known, material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than
(i) liabilities or obligations reserved against or otherwise disclosed in the Company Financial Statements, (ii) liabilities or obligations under Contracts to which the Company is a party, (iii) liabilities and obligations incurred after December 31, 1996 in the course of continuing and/or expanding its travel and travel-related business, and (iv) professional fees reasonably incurred in connection with the transactions contemplated by this Agreement.

         5.5. Contracts. The Company has made available to the Merger Sub copies of all Contracts to which the Company is party or by which the Company or its properties or assets are bound and which involve a future term (excluding any portion subject to a right of cancellation without material penalty) exceeding one year, annual payments exceeding $50,000 in the aggregate, or any leasehold or other interest in real property. Neither the Company nor, to the knowledge of the Company any other party, has materially breached or committed a material uncured event of default under any such Contract, and no facts or circumstances exist that with the passage of time or the giving of notice or both would constitute any such event of default.

         5.6. Intellectual Property Rights. The Company owns or has the right to use (pursuant to license, sublicense, agreement or permission) all trademarks, service marks, trade dress, logos, trade names, corporate names, copyrights, know-how, trade secrets, computer software, and other proprietary rights, material either individually or in the aggregate to the operation of its business as currently conducted.

         5.7. Financial Statements. The Company Financial Statements fairly present the results of operations and financial position of the Company for the periods and as of the dates set forth therein in accordance with GAAP on a basis consistent with the past practices, subject, in the case of the interim statements, to the omission of footnotes and to normal year-end adjustments.

         5.8. Legal Compliance. To the Company's knowledge, it is in compliance with all Applicable Laws, except for any noncompliance which would not have a material adverse effect on its business, assets, financial condition or operations. The Company has not received any written communication which remains pending from a Governmental Authority alleging that the Company is not in compliance with any Applicable Law.

         5.9. Taxes and Tax Returns. The Company has duly and timely filed (including within any applicable extension periods) all Tax returns required to be filed by it prior to the date hereof and has duly paid the Taxes shown therein to be due. The material Tax reporting positions of the Company have substantial support. There are no disputes pending in respect of or claims asserted for Taxes upon the Company, nor are there any pending or threatened audits or investigations known t the Company, or outstanding matters under discussion with any taxing authorities, with respect to the payment of Taxes or the Company's Tax returns. Copies of all income Tax returns of or including the Company in respect of all years not barred by the statute of limitations have been made available to the Merger Sub.

         5.10. Litigation. There are no lawsuits, claims, or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of the Company, threatened by or against or affecting the Company or any of its assets, operations or business.

         5.11. Labor and Employment Matters. The Company has made available to the Merger Sub complete and accurate copies of each employment, consulting and similar agreement to which the Company is a party. There is no material controversy pending or, to the knowledge of the Company, threatened between the Company and any of its present or former officers, directors, supervisory personnel, employees or any group of its employees.

         5.12. Transactions with Affiliates.

         (a) No shareholder, officer or director of the Company has any agreement, arrangement or understanding with the Company relating to, or any interest in, any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Company's business.

         (b) Except as set forth in Schedule 5.12(b), there are no loans or other obligations payable or owing by the Company to any shareholder, officer, director or employee of the Company except salaries, wages, bonuses and salary advances and reimbursement of expenses incurred and accrued in the course of continuing and/or expanding the Company's travel and travel-related business, nor are any loans or debts payable or owing by any such persons to the Company, nor has the Company guaranteed any of their loans or obligations.

         5.13. Absence of Changes or Events. Except as set forth in Schedule 5.13, Since December 31, 1996, the Company has not: (i) repurchased or redeemed any shares of capital stock or declared, set aside or paid any dividend or distribution with respect to shares of capital stock; (ii) granted or made any commitments with respect to any increases in any form of compensation to its employees except in the course of continuing and/or expanding its travel and travel-related business; (iii) entered into any material Contract or conducted its business other than in the course of continuing and/or expanding its travel and travel-related business; or (iv) except as a result of the consummation of the transactions contemplated by this Agreement, suffered any material adverse change in its business, assets, financial condition or operations.

         5.14. Commissions. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company.

         5.15. Full Disclosure. No statement contained in this Article V, or in any closing certificate delivered to the Merger Sub pursuant hereto, contains any untrue statement of a material fact nor do any such statements omit to state any material fact necessary, in light of the circumstances under which it is made, in order to make such statements, when read together, not misleading.

                                   ARTICLE VI.

                REPRESENTATIONS AND WARRANTIES OF THE MERGER SUB

         The Merger Sub hereby represents and warrants to the Company that the statements contained in this Article VI are correct as of the date of this Agreement.

         6.1 TCC and the Merger Sub.

         (a) Organization; Foreign Qualifications; Authority. TCC is a corporation duly organized, validly existing and in good standing under the laws of Colorado, and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of [California], and each is duly qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions in which the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the its business, assets or condition. Neither TCC nor the Merger Sub conducts any substantial business activities.

         (b) Capitalization and Stock Ownership. Schedule 6.1(b) sets forth the number and ownership of all issued and outstanding shares of capital stock of TCC and of the Merger Sub, all of which have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 6.1(b), there are no shares of capital stock or other equity securities of the Company or the Merger Sub outstanding, and no outstanding warrants, options, agreements, convertible or exchangeable securities with respect to any securities of TCC or the Merger Sub or any other commitments or arrangements to issue, sell, purchase, return or redeem any securities of any of them.

         (c) Voting Agreements; Registration Rights. Neither TCC nor the Merger Sub is a party to, nor is either TCC or the Merger Sub aware of, any voting or other agreement with or among any holders of securities of either corporation relating to the election or removal of directors or the exercise of any other voting rights, or granting any Person any preemptive rights, rights of first refusal, options, buy-sell rights or other rights compelling or restricting the transfer of securities of either corporation other than pursuant to applicable securities laws. Neither TCC nor the Merger Sub has granted any Person the right to compel the registration of any securities or to include any securities held by such Person in any registration of securities under the Securities Act or under any state securities laws.

         (d) Corporate Records. Complete and accurate copies of the articles of incorporation and bylaws of each of TCC and the Merger Sub have been delivered to the Company. The stock book of TCC and the Merger Sub contain complete and accurate records of the record share ownership of the issued and outstanding shares of stock of each corporation.

         (e) Subsidiaries. The Merger Sub is a direct, wholly-owned Subsidiary of TCC. Except for the Merger Sub itself, neither the Company nor the Merger Sub owns, directly or indirectly, capital stock or other equity interests in any subsidiary, nor is either TCC or the Merger Sub a partner in any partnership or a joint venturer in any joint venture.

         (f) Authority Relative to this Agreement. The Merger Sub has the power and authority under applicable corporate law to execute and deliver this
Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Merger Sub, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by each of TCC and the Merger Sub have been duly and validly authorized by all necessary corporate action, including without limitation any action by TCC as the shareholder of the Merger Sub. This Agreement constitutes the legal, valid and binding obligation of the Merger Sub, enforceable against the Merger Sub in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions).

         (g) Consents and Approvals; No Violations. There is no requirement (other than the filing of the Agreement of Merger) applicable to TCC or to the Merger Sub to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Merger Sub and the consummation of the transactions contemplated hereby will not (A) conflict with any provisions of the articles of incorporation or bylaws of TCC or the Merger Sub; (B) violate or result in a default (or, by its terms, give rise to any liens or right of termination, cancellation or acceleration) pursuant to the terms of any Contract to which either corporation is a party, which violation, default or right of termination, cancellation or acceleration would have a material adverse effect on the business, assets, financial condition or operations of TCC or the Merger Sub, or (C) violate any Applicable Law.

         6.2. Assets. Neither TCC nor the Merger Sub owns, licenses, leases or otherwise holds any substantial assets or properties, real or personal, except for cash and cash equivalents disclosed on the TCC Financial Statements.

         6.3. Absence of Undisclosed Liabilities, Contracts. Neither TCC nor the Merger Sub has any known, material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (i) liabilities or obligations reserved against or otherwise disclosed in the TCC Financial Statements, and (ii) professional fees reasonably incurred in connection with the transactions contemplated by this Agreement. Except as set forth in Schedule 6.3, neither TCC nor the Merger Sub is a party to or bound by any Contract other than this Agreement.

         6.4. Financial Statements. The TCC Financial Statements fairly present the financial position of TCC and the Merger Sub for the periods and as of the dates set forth therein in accordance with GAAP on a basis consistent with the past practices, subject, in the case of the interim statements, to the omission of footnotes and to normal year-end adjustments.

         6.5. Legal Compliance. To TCC's and the Merger Sub's knowledge, it is in compliance with all Applicable Laws, except for any noncompliance which would not have a material adverse effect on its business, assets, financial condition or operations . Neither TCC nor the Merger Sub has received any written communication which remains pending from a Governmental Authority alleging that it is not in compliance with any Applicable Law.

         6.6. Securities Laws Compliance. TCC does not have any class of securities registered under Section 12(g) of the Exchange Act, but is an issuer that files information, documents and reports with the SEC pursuant to Sections 15(d) and 13 of said Act. TCC has duly and timely filed all reports and other information required to be filed by it under the Securities Act, the Exchange Act, and any other state and federal securities laws prior to the date hereof, and none of such reports or other information contains any material misstatement or omission.

         6.7. Taxes and Tax Returns. TCC and the Merger Sub each has duly and timely filed (including within any applicable extension periods) all Tax Returns required to be filed prior to the date hereof and has duly paid the Taxes shown therein to be due. The material reporting positions of TCC and the Merger Sub have substantial support. There are no disputes pending in respect of or claims asserted for Taxes upon TCC or the Merger Sub, nor are there any pending or threatened audits or investigations known to TCC or the Merger Sub, or outstanding matters under discussion with any taxing authorities, with respect to the payment of Taxes or any TCC or Merger Sub Tax returns. Copies of all Tax returns of or including TCC or the Merger Sub in respect of all years not barred by the statute of limitations have been made available to the Company.

         6.8. Litigation. There are no lawsuits, claims, or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of TCC or the Merger Sub, threatened by or against or affecting TCC, the Merger Sub, or any of their respective assets, operations or business.

         6.9. Labor and Employment Matters. Neither TCC nor the Merger Sub has any employee, or had any employees since prior to December 31, 1994. The officers and directors of TCC and the Merger Sub serve as such without compensation. Neither TCC nor the Merger Sub is a party to or bound by any employment, consulting and similar agreement. There is no material controversy pending or, to the knowledge of TCC or the Merger Sub, threatened between TCC or the Merger Sub and any of their present or former officers, directors, supervisory personnel, employees or any group of their employees.

         6.10. Transactions with Affiliates.

         (a) No shareholder, officer or director of TCC or the Merger Sub has any agreement, arrangement or understanding with TCC or the Merger Sub, or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the operations of TCC or the Merger Sub.

         (b) There are no loans or other obligations payable or owing by TCC or the Merger Sub to any shareholders, officers, directors or employees of TCC or the Merger Sub, nor are any loans or debts payable or owing by any such persons to TCC or the Merger Sub, nor has TCC or the Merger Sub guaranteed any of their loans or obligations.

         6.11. Absence of Changes or Events. Since December 31, 1996, neither TCC nor the Merger Sub has (i) issued, repurchased or redeemed any shares of capital stock (except the issuance of stock by the Merger Sub to TCC in connection with the organization of the Merger Sub) or declared, set aside or paid any dividend or distribution with respect to shares of capital stock; (ii) granted or made any commitments with respect to any form of compensation to its officers or directors; (iii) entered into any material Contract or conducted any substantial business; or (iv) except as a result of the consummation of the transactions contemplated by this Agreement, suffered any material adverse change in its operations, assets, condition or results of operations.

         6.12. Commissions. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by TCC or the Merger Sub.

         6.13. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by TCC or the Merger Sub to the Company or the Shareholders pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was, is or will be made, in order to avoid statements herein or therein being misleading.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

         7.1. Maintenance of Corporate Existence. The Company and the Merger Sub shall maintain in full force and effect their respective corporate existences, and the Merger Sub shall cause TCC to maintain its own corporate existence in full force and effect, at all times prior to and at the Closing.

         7.2. Conduct by Company.

         (a) The parties understand that the Company intends to continue and expand its travel and travel-related business prior to the Closing and thereafter. Except as otherwise contemplated by this Agreement, the Company shall conduct its business in such a manner as the Company in good faith deems appropriate to continue and/or expand its travel and travel-related business, and to make reasonable commercial efforts to preserve and develop relationships with existing and new clients, suppliers and others and to keep available the services of each of its employees and officers.

         (b) Except as otherwise contemplated by this Agreement, the Company will not do any of the following without prior or concurrent notice to the Merger Sub:

                  (i) amend its articles of incorporation or bylaws;

                  (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or equity equivalents of any class or any other of its securities except for cash (in which event Schedule 5.1(b) will be amended accordingly at or before the Closing), or amend any of the terms of any securities outstanding as of the date hereof;

                  (iii) (x) split, combine or reclassify any shares of its capital stock, (y) declare, set aside or pay any dividend or other distribution (whether in cash,-stock or property or any combination thereof) in respect of its capital stock or (z) redeem or otherwise acquire any of its securities;

                  (iv) (v) incur or assume any long-term debt or issue any long-term debt securities or, except under existing lines of credit and in amounts not material to it, incur or assume any short-term debt other than in the course of continuing and/or expanding its travel and travel-related business, (w) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the course of continuing and/or expanding its travel and travel-related business, (x) make any loans, advances or capital contributions to, or investments in, any other Person, (y) pledge or otherwise encumber shares of its capital, or (z) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon except in the course of continuing and/or expanding its travel and travel-related business;

                  (v) (x) acquire, sell, lease or dispose of any assets outside the course of continuing and/or expanding its travel and travel-related business, or any other assets that in the aggregate are material to it, or (y) enter into any Contract or transaction except in the course of continuing and/or expanding its travel and travel-related business;

                  (vi) take, or agree in writing or otherwise to take, any action that would make any of its representations or warranties contained in this Agreement untrue as of the Closing; or

                  (vii) agree, whether in writing or otherwise, to do any of the foregoing.

         7.3. Conduct by TCC and the Merger Sub. Except as otherwise contemplated by this Agreement, prior to the Merger the Merger Sub shall not, and shall cause TCC not to, conduct any substantial business activities, acquire or dispose of any significant assets, undertake any significant obligations or make any changes to their respective capital structures, without the prior written consent of the Company. Without limiting the foregoing, the Merger Sub shall not, and shall cause TCC not to:

         (a) amend its respective articles of incorporation or bylaws;

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or equity equivalents of any class or any other of its securities, or amend any of the terms of any securities outstanding as of the date hereof;

         (c)      (i) split,  combine or reclassify any shares of capital stock,
(ii) declare, set aside or pay any dividend or other distribution (whether in cash,-stock or property or any combination thereof) in respect of capital stock or (iii) redeem or otherwise acquire any of its respective securities;

         (d)      (i)  incur or assume  any debt or issue  any debt  securities,
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iii) make any loans, advances or capital contributions to, or investments in, any other Person, (iv) pledge or otherwise encumber shares of its capital, or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon;

         (e) (i) acquire, sell, lease or dispose of any substantial assets, or (ii) enter into any Contract or transaction other than as contemplated by this Agreement;

         (f) take, or agree in writing or otherwise to take, any action that would make any of its representations or warranties contained in this Agreement untrue as of the Closing ; or

         (g) agree, whether in writing or otherwise, to do any of the foregoing.

         7.4. Directors and Officers. Prior to or simultaneously with and effective at the Effective Time, (i) the parties shall take all action necessary to cause the entire board of directors of the Company at the Effective Time and one further candidate nominated by TCC who is reasonably acceptable to the Company to be elected or appointed as the entire board of directors of each of TCC and the Surviving Corporation; and (ii) the parties shall take all action necessary to cause all of the principal officers of each of TCC and the Merger Sub to be removed from office and the individuals constituting the principal officers of the Company at the Effective Time to be elected or appointed to the same respective offices of each of TCC and the Surviving Corporation.

         7.5. Proxy Statement, Hearing. The Company will prepare a proxy statement for distribution to its shareholders in connection with their vote on approving the Merger, and hold a meeting of its shareholders for such purpose. The Company shall furnish the information to be included therein relating to the Company, and the Merger Sub will furnish the information to be included therein relating to TCC and the Merger Sub. All such furnished information will not contain a misstatement of a material fact or omit to state a fact necessary to be included in order to make such furnished information not misleading. In connection with such shareholder meeting, the

Company will seek a fairness hearing before the California Department of Corporations under Section 25142 of the California Corporations Code and Section 3(a)(10) of the Securities Act of 1933, as amended. The Merger Sub will assist the Company in connection with such hearing as reasonably requested by the Company.

         7.6. Consummation of Agreement. The Company and the Merger Sub shall use their reasonable efforts to cause all conditions to their respective obligations under this Agreement to be fulfilled so that the transactions contemplated hereby shall be consummated, provided that nothing herein shall be construed as a waiver of or to require either party to waive the fulfillment of any condition. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company or the Merger Sub that would materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible.

         7.7 Exchange Act Reports. At all times until the Closing and for at least one full year thereafter, TCC shall continue to file with the SEC all information, documents and reports required to be filed by a reporting issuer under Sections 15(d) and 13 of the Exchange Act. Without limiting the foregoing, within 15 days after the Closing (or within such longer period as may be allowed under applicable law and regulations), TCC shall file with the SEC a current report on Form 8-K with respect to this Agreement and the transactions contemplated herein.

                                  ARTICLE VIII.

                      DISCLOSURE OF ADDITIONAL INFORMATION

         8.1. Access to Information. Prior to the Closing Date:

         (a) the Company shall: (i) give the Merger Sub and their authorized representatives reasonable access, during normal business hours and upon reasonable notice, to all of the Company's books, records, offices and other facilities and properties; and (ii) furnish the Merger Sub such financial and operating data and other information with respect to the Company's business operations as the Merger Sub may from time to time reasonably request.

         (b) The Merger Sub shall: (i) give the Company and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to all of TCC's and the Merger Sub's books, records, offices and other facilities and properties, if any; and (ii) furnish the Company such financial and operating data and other information with respect to TCC and the Merger Sub as the Company may from time to time reasonably request.

         8.2. Confidentiality. Prior to the Closing, no party shall disclose to any Person other than TCC and the other parties to this Agreement or use for any purpose other than the transactions contemplated hereby, and each party will use its best efforts to cause its employees, lenders, accountants, representatives, agents, consultants and advisors not to disclose to any such other Person or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or information pertaining to TCC or to any party disclosed in connection with the transactions contemplated by this Agreement without the prior consent of the affected party, unless (i) such information is public at the time of disclosure or use otherwise than through the fault of the disclosing or using party; (ii) such disclosure or use is compelled by law, and the affected party has been given a reasonable opportunity to contest such disclosure or use; or (iii) the disclosure or use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby. If the Closing and the Merger for any reason should fail to occur as contemplated, the parties' obligations under this Section 8.2 shall continue indefinitely, and each party upon demand by any other party shall return all records, documents and written information obtained from the demanding party in connection with this Agreement, and all copies, summaries or abstracts made therefrom. The Merger Sub shall cause TCC to perform and comply with the terms of this Section 8.2 as if a party hereto.

         8.3. Publicity. Without the prior consent of the other parties, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by law, but in which case the disclosing party shall provide the other parties hereto with reasonable advance notice of the timing and substance of any such disclosure. The Merger Sub shall cause TCC to perform and comply with the terms of this Section 8.3 as if a party hereto.

                                   ARTICLE IX.

                              CONDITIONS TO CLOSING

         9.1. Mutual Conditions. The obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment of the following conditions, any one or more of which may be mutually waived by both the Company and the Merger Sub:

         (a) Government Challenges. None of the Company, the Merger Sub, or TCC shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or any material action contemplated hereby, nor shall any Governmental Authority have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby.

         (b) Private Challenges. None of the Company, the Merger Sub, or TCC shall be a party to any privately-instituted suit or proceeding seeking to enjoin, prohibit, or impose material liability on any party or TCC with respect to the transactions contemplated hereby.

         (c) Fairness Hearing. The California Department of Corporations shall have issued a permit approving the fairness of the Merger, following a hearing under Section 25142 of the California Corporations Code and Section 3(a)(10) of the Securities Act of 1933, as amended.

         (d) Shareholder Approval. The shareholders of the Company shall have duly approved the Merger.

         9.2. Conditions to the Obligations of the Company. The obligation of the Company and the Shareholders to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the benefited party:

         (a) Representations and Warranties. All representations and warranties of the Merger Sub contained in this Agreement shall, except as contemplated by this Agreement, be true and correct in all material respects as of the Closing Date as though made as of such date.

         (b) Performance of Obligations. The Merger Sub shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by the Merger Sub at or prior to the Closing.

         (c) Due Diligence. The Company and its legal, accounting and other representatives shall have completed their due diligence review of TCC and the Merger Sub and the results of such review shall have been satisfactory to the Company in its sole discretion.

         (d) Approvals. All approvals and consents of any Government Authority or other Person(s) whose approval or consent is required for the lawful execution, delivery and performance of this Agreement and the instruments, documents and transactions contemplated hereby shall have been duly obtained, except for such approvals or consents the failure to obtain which will not have a material adverse effect on the assets, properties, operations or business or financial condition of TCC or the Surviving Corporation.

         (e) Documentary Deliveries. All documents required or contemplated to have been executed and delivered to the Company by the Merger Sub or any third party at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

         (f) Cash. The aggregate amount of unrestricted cash owned by TCC as of the Closing shall not be less than $800,000, which amount shall be in excess of all other assets including those required to discharge any and all liabilities, claims or liens in full, and excluding all proceeds from the sale or anticipated sale of any securities of TCC, including without limitation any options, warrants, or other rights to purchase securities of TCC.

         (g) Waivers of Certain Rights. All Persons who hold any right to require TCC to register any of its securities under the Securities Act upon demand, or any right (other than rights arising out of the ownership of voting securities or under this Agreement) to compel the election or appointment of any person as a director of TCC or the Merger Sub, shall have waived all of such rights and released TCC from any obligations in connection therewith to the Company's reasonable satisfaction.

         (h) Directors and Officers. The board of directors and officers of each of TCC and the Merger Sub shall have resigned or been removed and replaced as contemplated in Section 7.4.

         (i) TCC Stock. The Merger Sub shall be the record and beneficial holder of a number of shares of TCC Stock equal to the total number of shares of such stock into which the Shares will be converted by virtue of the Merger.

         (j) Proceedings.  All documents delivered and proceedings  occurring at
or  in  connection   with  the  Closing  and  the  Merger  shall  be  reasonably satisfactory in legal form and effect to the Company and its counsel.

         9.3. Conditions to the Obligations of the Merger Sub. The obligations of the Merger Sub to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the Merger Sub:

         (a) Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall, except as contemplated by this Agreement, be true and correct in all material respects as of the Closing Date as though made as of such date.

         (b) Performance of Obligations. The Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

         (c) Approvals. All approvals and consents of any Government Authority or other Person(s) whose approval or consent is required for the lawful execution, delivery and performance of this Agreement and the instruments, documents and transactions contemplated hereby shall have been duly obtained, except for such approvals or consents the failure to obtain which will not have a material adverse effect on the assets, properties, operations or business or financial condition of TCC or the Surviving Corporation.

         (d) Certain Events. The Company shall not have taken any of the actions specified in Section 7.2(b) or, if any such action is taken, the Merger Sub shall not have objected thereto.

         (e) Documentary Deliveries. All documents required or contemplated to have been executed and delivered to the Merger Sub or to any third party at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

         (f) Proceedings.  All documents delivered and proceedings  occurring at
or  in  connection   with  the  Closing  and  the  Merger  shall  be  reasonably satisfactory in legal form and effect to the Merger Sub and its counsel.

                                   ARTICLE X.

           TERMINATION; NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

         10.1. Termination. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

         (a) By mutual written consent of the Merger Sub and the Company;

         (b) By either the Merger Sub or the Company, if there shall be any law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining TCC, the Merger Sub, or the Company from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and non appealable;

         (c) By either the Merger Sub or the Company, if the conditions to that party's obligation to effect the transactions contemplated hereby shall not have been fulfilled or waived by September 30, 1997, and if the party seeking termination is in material compliance with all of its obligations under this Agreement; and

         (d) By either the Merger Sub or the Company, if a condition to that party's obligation to effect the transactions contemplated hereby shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 7.4) and has not been waived.

         10.2. Procedure and Effect of Termination. In the event of a termination contemplated hereby by any party pursuant to Section 10.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other parties, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

         (a) The parties hereto shall continue to be bound by their obligations set forth in Section 8.2.

         (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

         (c) Each party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach by any other party prior to the Closing of any agreement, covenant, representation or warranty contained in this Agreement.

         10.3. Nonsurvival of Representations. All representations, warranties, covenants and agreements made by the Company and the Merger Sub hereunder or in connection with the Merger will not survive the Closing. If the Closing occurs, no claim may be brought by any party or any other Person under any such representation, warranty, covenant or agreement.

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

         11.1. Expenses. Whether or not the transactions contemplated hereby are consummated, (i) the Merger Sub shall cause TCC to pay, prior to or at the Closing, all costs and expenses incurred by TCC and the Merger Sub in connection with this Agreement and the transactions contemplated hereby and (ii) the Company shall pay all costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

         11.2. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Merger Sub and the Company.

         11.3. Waiver of Compliance; Consents. Any obligation, representation, warranty, covenant, agreement or condition set forth or contemplated herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but any such waiver, or any or failure by either party to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or a reputable national overnight courier service or by facsimile transmission or three Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties in the manner provided below:

         (a) Any notice to the Company or to any Shareholder shall be delivered to the following addresses:

                  CL Thomson-Vision Expedition, Inc.
                  5757 W. Century Blvd., Suite 515
                  Los Angeles, CA  90045
                  Attn:  Mr. Dionisio Lee-Yang, President
                  Telephone:  (310) 337-9979
                  Facsimile:  (310) 216-0266

                  with a copy to:

                  McCutchen, Doyle, Brown & Enersen, LLP
                  Three Embarcadero Center
                  San Francisco, CA  94111
                  Attn:  Bartley C. Deamer, Esq.
                  Telephone:  (415) 393-2000
                  Facsimile:  (415) 393-2286

         (b) Any notice to the Merger Sub or the Surviving Corporation shall be delivered to the following addresses:

                  Tsunami Acquisition Corp.
                  c/o Tsunami Capital Corporation
                  11811 N. Tatum Blvd., Suite 4040
                  Phoenix, AZ  85028
                  Attn:  Anthony Silverman, President
                  Telephone:  (602) 953-7980
                  Facsimile:  (602) 953-7993

                  with a copy to:

                  Cruse, Firetag & Bock, P.C.
                  5611 North 16th Street
                  Phoenix, AZ  85016
                  Attn:  John L. Stoss, Esq.
                  Telephone:  (602) 279-9411
                  Facsimile:  (602) 241-1260

Any party may change the address to which notice is to be given by notice given in the manner set forth above

         11.5. Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. This Agreement shall not be deemed to confer upon any third party beneficiaries or other Persons, including any employees of the Company, any rights or remedies hereunder.

         11.6. Separable Provisions. If any provision of this Agreement shall be held invalid or unenforceable. the remainder nevertheless shall remain in full force and effect.

         11.7. Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of California.

         11.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.9. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The date of this Agreement is for reference only, and is not necessarily the date it was entered into. The captions used in this Agreement shall be disregarded in its interpretation.

         11.10. Entire Agreement. This Agreement, including the Schedules and any exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. There are no representations or warranties by any party except those expressly made in this Agreement and in any certificate delivered at Closing pursuant hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby, including without limitation the letter of intent dated March 19, 1997 between TCC and the Company relating to the transactions contemplated hereby.


         IN WITNESS WHEREOF, the parties have executed this Agreement.


TSUNAMI ACQUISITION CORP.                CL THOMSON-VISION EXPEDITION, INC.



By ____________________________________  By ____________________________________
     Jeffrey A. Silverman, President           Dionisio Lee-Yang, President